Exhibit T3A.2.91

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

11 DEC 28 AM 9:11

EFFECTIVE DATE 1/1/2012

CERTIFICATE OF CONVERSION
FOR
OTHER BUSINESS ENTITY
INTO
FLORIDA LIMITED LIABILITY COMPANY

This Certificate of Conversion and attached Articles of Organization are submitted to convert the following Other Business Entity into a Florida Limited Liability Company in accordance with 607.1113 and 608.439, Florida Statutes.

1.            The name of the Other Business Entity immediately prior to the filing of this Certificate of Conversion is FIRST FLORIDA INSURERS OF TAMPA, INC.

2.             The Other Business Entity is a corporation first organized under the laws of the State of Florida on March 13, 1987.

3.             The Other Business Entity is converting into FIRST FLORIDA INSURERS OF TAMPA, LLC, a Florida limited liability company (the “LLC”), to be formed pursuant to the attached Articles of Organization, the address of the principal office of which is set forth therein.

4.             The Plan of Conversion has been approved by the Other Business Entity in accordance with Chapter 607, Florida Statues and the conversion of the Other Business Entity into the LLC is otherwise in compliance with Chapters 607 and 608, Florida Statutes.

5.             The conversion shall become effective as of 12:00 a.m. on January 1, 2012.

6.             The LLC has agreed to pay any shareholder having appraisal rights the amounts which they are entitled under §607.1301-607.1333.

7.             The Other Business Entity currently exists on the official records of the jurisdiction under which it is currently organized, formed or incorporated.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Conversion to be executed on the 12th day of December, 2011.

FIRST FLORIDA INSURERS OF TAMPA, INC., a Florida corporation		FIRST FLORIDA INSURERS OF TAMPA, LLC, a Florida limited liability company

By:	/s/ Barry Katz	By:	/s/ Barry Katz
	Barry Katz, President		Barry Katz, President

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

11 DEC 28 AM 9:11

EFFECTIVE DATE 1/1/2012

ARTICLES OF ORGANIZATION
OF
FIRST FLORIDA INSURERS OF TAMPA, LLC

ARTICLE I

Name and Duration

The name of this Limited Liability Company is FIRST FLORIDA INSURERS OF TAMPA, LLC (hereinafter referred to as the “Company”). The duration of the Company shall commence upon the filing of these Articles of Organization and shall be perpetual.

ARTICLE II

Principal Office

The mailing address and street address of the principal office of the Company is 3710 Corporex Park Drive, Suite 215, Tampa, Florida 33619, or such other place as the members of the Company may determine from time to time.

ARTICLE III

Registered Office and Agent

The address of the registered office of the Company in the State of Florida is 3710 Corporex Park Drive, Suite 215, in the City of Tampa, County of Hillsborough, State of Florida 33619. The name of the registered agent at such address is James M. Puls.

ARTICLE IV

The Company shall be member-managed and the name and address of the Member is as follows:

Envision Pharmaceutical Holdings, Inc.
3710 Corporex Park Drive
Suite 215
Tampa, Florida 33619

ARTICLE V

The effective date of the filing of these Articles of Organization is 12:00 a.m. on January 1, 2012.

DATED as of the 12 day of December, 2011.

/s/ James M. Puls
James M. Puls, authorized person

CERTIFICATE OF DESIGNATION OF
REGISTERED AGENT/REGISTERED OFFICE

Pursuant to the provisions of Florida Statute Section 608.415, FIRST FLORIDA INSURERS OF TAMPA, LLC submits the following statement in designating the registered office/registered agent, in the State of Florida:

1.            The name of the limited liability company is FIRST FLORIDA INSURERS OF TAMPA, LLC.

2.            The name and address of the registered agent and office is: James M. Puls, 3710 Corporex Park Drive, Suite 215, City of Tampa, County of Hillsborough, State of Florida 33619.

Having been named as registered agent and to accept service of process for the above-named limited liability company at the place designated in this certificate, the undersigned, hereby accepts the appointment as registered agent and agrees to act in this capacity. The undersigned further agrees to comply with the provisions of all statutes relating to the proper and complete performance of its duties, and is familiar with and accepts the obligations of the position as registered agent.

Dated: December 12, 2011.

/s/ James M. Puls
James M. Puls